Exhibit 3.2

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

ARTICLES SUPPLEMENTARY

InPoint Commercial Real Estate Income, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Sections 5.2.2 and 5.4 of the charter of the Corporation, as supplemented, amended and restated, and as may be further supplemented, amended and restated from time to time (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”) adopted resolutions at a duly noticed and called meeting of the Board of Directors to reclassify and designate (i) 500,000,000 authorized but unissued Class P Common Shares as Class A Common Stock, (ii) 500,000,000 authorized but unissued Class P Common Shares as Class D Common Stock, (iii) 500,000,000 authorized but unissued Class P Common Shares as Class I Common Stock, (iv) 500,000,000 authorized but unissued Class P Common Shares as Class S Common Stock and (v) 500,000,000 authorized but unissued Class P Common Shares as Class T Common Stock, in each case with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as follows and to provide for the issuance thereof. Upon any restatement of the Charter, Sections 1 through 19 of this Article FIRST shall become part of Article V of the Charter, with such changes in enumeration as are necessary to complete such restatement. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Charter.

Class A Common Shares

(1) Designation and Number. A class of Common Shares is hereby designated as the Class A Common Stock (“Class A Common Shares”) and established. The number of authorized Class A Common Shares shall be 500,000,000.

(2) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the Assets, the holder of each Class A Common Share shall be entitled to be paid, out of the Assets that are legally available for distribution to the Stockholders, a liquidation payment equal to the net asset value of the Corporation allocable to the Class A Common Shares, calculated as described in the Prospectus, as may be amended from time to time, or in any other more recent public filing made by the Corporation with the SEC, divided by the number of outstanding Class A Common Shares (the “Net Asset Value per Class A Common Share”).

(3) Voting Rights. The holders of Common Shares shall vote together as a single class on all actions taken by the Stockholders; provided, however, that, the affirmative vote of the holders of a majority of the then outstanding Class A Common Shares, with no other class of Common Shares voting except the Class A Common Shares, shall be required (a) to amend the Charter if such amendment would materially and adversely affect the rights, preferences and privileges of the Class A Common Shares, (b) on any matter submitted to Stockholders that relates solely to the Class A Common Shares or (c) on any matter submitted to the Stockholders in which the interests of the Class A Common Shares differ from the interest of any other class of Common Shares.

(4) Conversion of Class A Common Shares. Each Class A Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of Class I Common Shares equal to the product of each Class A Common Share to be converted and a fraction, the numerator of which is the Net Asset Value per Class A Common Share and the denominator of which is the Net Asset Value per Class I Common Share, on the earliest of (a) a Listing of Class I Common Shares; and (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Assets, in each case in a transaction in which the Stockholders receive cash or securities listed on a national securities exchange.

Class D Common Shares

(5) Designation and Number. A class of Common Shares is hereby designated as the Class D Common Stock (“Class D Common Shares”) and established. The number of authorized Class D Common Shares shall be 500,000,000.

(6) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the Assets, the holder of each Class D Common Share shall be entitled to be paid, out of the Assets that are legally available for distribution to the Stockholders, a liquidation payment equal to the net asset value of the Corporation allocable to the Class D Common Shares, calculated as described in the Prospectus, as may be amended from time to time, or in any other more recent public filing made by the Corporation with the SEC, divided by the number of outstanding Class D Common Shares (the “Net Asset Value per Class D Common Share”).

(7) Voting Rights. The holders of Common Shares shall vote together as a single class on all actions taken by the Stockholders; provided, however, that, the affirmative vote of the holders of a majority of the then outstanding Class D Common Shares, with no other class of Common Shares voting except the Class D Common Shares, shall be required (a) to amend the Charter if such amendment would materially and adversely affect the rights, preferences and privileges of the Class D Common Shares, (b) on any matter submitted to Stockholders that relates solely to the Class D Common Shares or (c) on any matter submitted to the Stockholders in which the interests of the Class D Common Shares differ from the interest of any other class of Common Shares.

(8) Conversion of Class D Common Shares. Each Class D Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of Class I Common Shares equal to the product of each Class D Common Share to be converted and a fraction, the numerator of which is the Net Asset Value per Class D Common Share and the denominator of which is the Net Asset Value per Class I Common Share, on the earliest of (a) a Listing of Class I Common Shares; (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Assets, in each case in a transaction in which the Stockholders receive cash or securities listed on a national securities exchange; (c) after termination of the primary portion of the Offering in which such Class D Common Shares were sold, the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to such Offering is equal to ten percent of the Gross Proceeds of the primary portion of such Offering; and (d) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that Total Account-Level Underwriting Compensation with respect to all Class D Common Shares held in the Stockholder’s account would exceed, in the aggregate, 8.75% of the sum of the Gross Proceeds from the sale of such Shares and the aggregate Reinvestment Proceeds of any Shares issued under a Reinvestment Plan upon the reinvestment of Distributions paid with respect to such Shares or with respect to any Shares issued under the Reinvestment Plan directly or indirectly attributable thereto.

The term (a) “Total Corporation-Level Underwriting Compensation” shall mean all underwriting compensation pursuant to the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2310, including without limitation Selling Commissions, dealer manager fees and stockholder servicing fees, paid by the Corporation or on behalf of the Corporation to the Dealer Manager or Soliciting Dealers

with respect to the Common Shares held in a particular Stockholder’s account; (b) “Total Account-Level Underwriting Compensation” shall mean all underwriting compensation pursuant to FINRA Rule 2310, including without limitation Selling Commissions, dealer manager fees and stockholder servicing fees, paid by the Corporation or on behalf of the Corporation to the Dealer Manager or Soliciting Dealers with respect to the Common Shares held in a particular Stockholder’s account; and (c) “Reinvestment Proceeds” shall mean, (i) with respect to any Class T Common Share issued pursuant to a Reinvestment Plan, the Net Asset Value per Class T Common Share of such Share at the time of issuance, (ii) with respect to any Class S Common Share issued pursuant to a Reinvestment Plan, the Net Asset Value per Class S Common Share of such Share at the time of issuance, and (iii) with respect to any Class D Common Share issued pursuant to a Reinvestment Plan, the Net Asset Value per Class D Common Share of such Share at the time of issuance.

Class I Common Shares

(9) Designation and Number. A class of Common Shares is hereby designated as the Class I Common Stock (“Class I Common Shares”) and established. The number of authorized Class I Common Shares shall be 500,000,000.

(10) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the Assets, the holder of each Class I Common Share shall be entitled to be paid, out of the Assets that are legally available for distribution to the Stockholders, a liquidation payment equal to the net asset value of the Corporation allocable to the Class I Common Shares, calculated as described in the Prospectus, as may be amended from time to time, or in any other more recent public filing made by the Corporation with the SEC, divided by the number of outstanding Class I Common Shares (the “Net Asset Value per Class I Common Share”).

(11) Voting Rights. The holders of Common Shares shall vote together as a single class on all actions taken by the Stockholders; provided, however, that, the affirmative vote of the holders of a majority of the then outstanding Class I Common Shares, with no other class of Common Shares voting except the Class I Common Shares, shall be required (a) to amend the Charter if such amendment would materially and adversely affect the rights, preferences and privileges of the Class I Common Shares, (b) on any matter submitted to Stockholders that relates solely to the Class I Common Shares or (c) on any matter submitted to the Stockholders in which the interests of the Class I Common Shares differ from the interest of any other class of Common Shares.

Class S Common Shares

(12) Designation and Number. A class of Common Shares is hereby designated as the Class S Common Stock (“Class S Common Shares”) and established. The number of authorized Class S Common Shares shall be 500,000,000.

(13) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the Assets, the holder of each Class S Common Share shall be entitled to be paid, out of the Assets that are legally available for distribution to the Stockholders, a liquidation payment equal to the net asset value of the Corporation allocable to the Class S Common Shares, calculated as described in the Prospectus, as may be amended from time to time, or in any other more recent public filing made by the Corporation with the SEC, divided by the number of outstanding Class S Common Shares (the “Net Asset Value per Class S Common Share”).

(14) Voting Rights. The holders of Common Shares shall vote together as a single class on all actions taken by the Stockholders; provided, however, that, the affirmative vote of the holders of a majority of the then outstanding Class S Common Shares, with no other class of Common Shares voting except the Class S Common Shares, shall be required (a) to amend the Charter if such amendment would materially and adversely affect the rights, preferences and privileges of the Class S Common Shares, (b) on any matter submitted to Stockholders that relates solely to the Class S Common Shares or (c) on any matter submitted to the Stockholders in which the interests of the Class S Common Shares differ from the interest of any other class of Common Shares.

(15) Conversion of Class S Common Shares. Each Class S Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of Class I Common Shares equal to the product of each Class S Common Share to be converted and a fraction, the numerator of which is the Net Asset Value per Class S Common Share and the denominator of which is the Net Asset Value per Class I Common Share, on the earliest of (a) a Listing of Class I Common Shares; (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Assets, in each case in a transaction in which the Stockholders receive cash or securities listed on a national securities exchange; (c) after termination of the primary portion of the Offering in which such Class S Common Shares were sold, the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to such Offering is equal to ten percent of the Gross Proceeds of the primary portion of such Offering; and (d) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that Total Account-Level Underwriting Compensation with respect to all Class S Common Shares held in the Stockholder’s account would exceed, in the aggregate, 8.75% of the sum of the Gross Proceeds from the sale of such Shares and the aggregate Reinvestment Proceeds of any Shares issued under a Reinvestment Plan upon the reinvestment of Distributions paid with respect to such Shares or with respect to any Shares issued under the Reinvestment Plan directly or indirectly attributable thereto.

Class T Common Shares

(16) Designation and Number. A class of Common Shares is hereby designated as the Class T Common Stock (“Class T Common Shares”) and established. The number of authorized Class T Common Shares shall be 500,000,000.

(17) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the Assets, the holder of each Class T Common Share shall be entitled to be paid, out of the Assets that are legally available for distribution to the Stockholders, a liquidation payment equal to the net asset value of the Corporation allocable to the Class T Common Shares, calculated as described in the Prospectus, as may be amended from time to time, or in any other more recent public filing made by the Corporation with the SEC, divided by the number of outstanding Class T Common Shares (the “Net Asset Value per Class T Common Share”).

(18) Voting Rights. The holders of Common Shares shall vote together as a single class on all actions taken by the Stockholders; provided, however, that, the affirmative vote of the holders of a majority of the then outstanding Class T Common Shares, with no other class of Common Shares voting except the Class T Common Shares, shall be required (a) to amend the Charter if such amendment would materially and adversely affect the rights, preferences and privileges of the Class T Common Shares, (b) on any matter submitted to Stockholders that relates solely to the Class T Common Shares or (c) on any matter submitted to the Stockholders in which the interests of the Class T Common Shares differ from the interest of any other class of Common Shares.

(19) Conversion of Class T Common Shares. Each Class T Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of Class I Common Shares equal to the product of each Class T Common Share to be converted and a fraction, the numerator of which is the Net Asset Value per Class T Common Share and the denominator of which is the Net Asset Value per Class I Common Share, on the earliest of (a) a Listing of Class I Common Shares; (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Assets, in each case in a transaction in which the Stockholders receive cash or securities listed on a national securities exchange; (c) after termination of the primary portion of the Offering in which such Class T Common Shares were sold, the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to such Offering is equal to ten percent of the Gross Proceeds of the primary portion of such Offering; and (d) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that Total Account-Level Underwriting Compensation with respect to all Class T Common Shares held in the Stockholder’s account would exceed, in the aggregate, (i) 8.75% of the sum of the Gross Proceeds from the sale of such Shares and the aggregate Reinvestment Proceeds of any Shares issued under a Reinvestment Plan upon the reinvestment of Distributions paid with respect to such Shares or with respect to any Shares issued under the Reinvestment Plan directly or indirectly attributable thereto or (ii) a lower limit as set forth in the applicable agreement between the Dealer Manager and a Soliciting Dealer at the time such Class T Common Shares were issued.

SECOND: Prior to the reclassification and designation authorized by these Articles Supplementary, the total number of shares of stock that the Corporation had authority to issue was 3,050,000,000, consisting of 3,000,000,000 shares of Common Stock, $.001 par value per share, and 50,000,000 shares of Preferred Stock, $.001 par value per share. The aggregate par value of all authorized shares of stock having par value was $3,050,000, classified and designated as follows:

Common Stock	3,000,000,000
Class P Common Shares	3,000,000,000
Preferred Stock	50,000,000

THIRD: As reclassified and designated hereby, the total number of shares of stock that the Corporation has authority to issue is 3,050,000,000, consisting of 3,000,000,000 shares of Common Stock, $.001 par value per share, and 50,000,000 shares of Preferred Stock, $.001 par value per share. The aggregate par value of all authorized shares of stock having par value is $3,050,000, classified and designated as follows:

Common Stock	3,000,000,000
Class A Common Shares	500,000,000
Class T Common Shares	500,000,000
Class S Common Shares	500,000,000
Class D Common Shares	500,000,000
Class I Common Shares	500,000,000
Class P Common Shares	500,000,000
Preferred Stock	50,000,000

FOURTH: The Shares have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and Secretary and attested to by its Chief Financial Officer and Treasurer on this 29th day of April, 2019.

ATTEST:	INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

/s/ Catherine L. Lynch	By:	/s/ Roderick S. Curtis	(SEAL)
Name: Catherine L. Lynch		Name: Roderick S. Curtis
Title: Chief Financial Officer and Treasurer		Title: Vice President and Secretary

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